As filed with the Securities and Exchange Commission on June 11, 1999
                                                Registrati on No. 333-.........

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      GLENBOROUGH REALTY TRUST INCORPORATED
      (Exact Name of Registrant as Specified in Its Governing Instruments)

               Maryland                              94-3211970
        (State or Other Jurisdiction     (I.R.S. Employer Identification Number)
     of Incorporation or Organization)

                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (650) 343-9300
          (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrar's Principal Executive Offices)

                            1996 Stock Incentive Plan
                              (Full Title of Plan)

                               Frank Austin, Esq.
                              Senior Vice President
                      Glenborough Realty Trust Incorporated
                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (650) 343-9300
                (Name, Address, Including Zip Code, and Telephone Number,
                     Including Area Code, of Agent for Service)

                                   Copies to:

                            Stephen J. Schrader, Esq.
                             Justin L. Bastian, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600

===================================================================================================================================

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
    Title of Shares to be       Amount to be         Proposed Maximum            Proposed Maximum       Amount of Registration
         Registered              Registered     Aggregate Price Per Share    Aggregate Offering Price             Fee
----------------------------------------------- --------------------------- --------------------------- ---------------------------

Common Stock, $.001
  par value ..............    2,000,000 shares          $18.50 (2)                $37,000,000(2)              $10,286.00
----------------------------------------------- --------------------------- --------------------------- ---------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon an average of the high and low prices of Glenborough Realty Trust Incorporated common stock reported on the New York Stock Exchange on June 8, 1999. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                      II-2
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference.

     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-27677, including exhibits thereto, and the documents listed below are hereby incorporated by reference into this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

        (1) the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1999;

        (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

        (3) the Registrant's Current Reports on Form 8-K filed on January 27, 1999 and April 23, 1999, respectively; and

        (4) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-14162).

Item 8.    Exhibits.
           ---------
       Exhibit
        Number        Description
       -------        -----------
         5.1          Opinion of Morrison & Foerster LLP, with respect to the
                      legality of the Common Stock to be registered hereunder.

         23.1         Consent of Counsel (included in Exhibit 5.1)

         23.2         Consent of Arthur Andersen LLP, Independent Auditors

         25.1         Power of Attorney (contained in the signature page hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on June 11, 1999.

                            GLENBOROUGH REALTY TRUST
                            INCORPORATED

                            By: /s/ Robert Batinovich
                                ---------------------
                                Robert Batinovich, Chairman and
                                Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Robert Batinovich, Andrew Batinovich, Stephen Saul and Frank E. Austin as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Registration Statement on Form S-8 and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

       Signature                       Title                                                    Date

       /s/ Robert Batinovich           Chairman and Chief Executive Officer                     June 11, 1999
       ---------------------
          Robert Batinovich

       /s/ Andrew Batinovich           Director, President and Chief Operating Officer          June 11, 1999
       ---------------------
         Andrew Batinovich

       /s/ Stephen Saul                Executive Vice President and Chief Financial Officer     June 11, 1999
       ----------------
          Stephen Saul

       /s/ Terri Garnick               Senior Vice President and Chief Accounting Officer       June 11, 1999
       -----------------
          Terri Garnick

       ___________________             Director                                                 June __, 1999
       -------------------
          Richard C. Blum

       /s/ Patrick Foley               Director                                                 June 11, 1999
          Patrick Foley

       ___________________             Director                                                 June __, 1999
       -------------------
          Richard A Magnuson

       /s/ Laura Wallace               Director                                                 June 11, 1999
          Laura Wallace

                                  EXHIBIT INDEX


   Exhibit
    Number                                Description
---------------- -------------------------------------------------------
      5.1        Opinion of Morrison & Foerster LLP
      23.1       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
      23.2 Consent of Arthur Andersen LLP, independent public accountants
      24.1       Power of Attorney (included on signature page hereto)

                                                                 Exhibit 5.1
                                                                 -----------
June 11, 1999



Glenborough Realty Trust Incorporated
400 South El Camino Real, Suite 1100
San Mateo, CA 94402-1708

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 to be filed by Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company") with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 shares of the Company's Common Stock, $.001 par value (the "Stock") which will be issuable pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the shares of Common Stock described above (the "Plan Shares") and such documents as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon and subject to the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be legally issued, fully paid, and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/Morrison & Foerster LLP

                                                                Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 15, 1999 on the consolidated financial statements of Glenborough Realty Trust Incorporated included in the Form 10-K of Glenborough Realty Trust Incorporated for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.




                                                /s/ ARTHUR ANDERSEN LLP

San Francisco, California
June 11, 1999